                                  EXHIBIT 99.1

MEDIA CONTACT:  JOHN FULLER             ANALYST CONTACT:   VERNON L. PATTERSON
                216.689.8140                               216.689.0520

KEY MEDIA                               INVESTOR RELATIONS
NEWSROOM:       WWW.KEY.COM/NEWSROOM    INFORMATION:       WWW.KEY.COM/IR

FOR IMMEDIATE RELEASE

                     KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS

-        EPS OF $0.56
-        EXPENSE DISCIPLINE CONTINUES
-        EXPANDED LINE OF BUSINESS REPORTING

CLEVELAND, April 17, 2002 - KeyCorp (NYSE: KEY) today announced first quarter net income of $240 million, or $0.56 per diluted common share. These results compare with net income of $217 million, or $0.51 per share, for the first quarter of 2001.

         "I am encouraged by our first quarter results," said Chairman and Chief Executive Officer Henry L. Meyer III. "Despite continued softness in the economy and some intentional downsizing of our loan portfolio, taxable-equivalent revenue reached nearly the same level as that reported a year ago. We also had an outstanding quarter in terms of expense control."

         Relative to the year-ago quarter, Key's taxable-equivalent net interest income rose. A substantially improved net interest margin more than compensated for a reduction in earning assets stemming from loan sales, slow demand for loans and from the decision last May to scale back or discontinue certain types of lending. In addition, noninterest expense fell by $37 million, or $17 million, excluding the reduction associated with the adoption of new accounting guidance for goodwill. These positive results were moderated by a higher provision for loan losses and lower noninterest income.

         On January 1, 2002, Key stopped amortizing goodwill, consistent with the industry-wide adoption of new accounting guidance. This change reduced the company's noninterest expense and increased its net income by approximately $20 million, or $0.05 per diluted common share during the first quarter of 2002. In accordance with the new guidance, Key performed a transition test of its goodwill balance as of January 1, 2002, and determined that no impairment existed at that date.

         "With these first quarter results and early signs of an improving economy, I am increasingly optimistic about Key's future," said Meyer. "During the quarter, we completed our competitiveness improvement initiative. Our first quarter performance gives me even greater confidence that this initiative was extremely successful and we will apply the discipline we learned from it to a corporate-wide continuous improvement program. Further, as the economy recovers we stand to benefit from decisions made last year to return to our relationship banking roots and our conservative credit culture."

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 2

SUMMARY OF CONSOLIDATED RESULTS

         Taxable-equivalent net interest income grew to $702 million for the first quarter of 2002 from $695 million reported a year ago. A rise in Key's net interest margin to 3.93% more than offset a 6% decrease in average earning assets. The decrease in earning assets was attributable to a number of factors, including loan sales; weaker loan demand; and Key's decisions last May to exit the automobile leasing business, de-emphasize indirect prime automobile lending and discontinue certain nonrelationship credit-only commercial lending.

         Key's noninterest income was $443 million for the first quarter of 2002, compared with $455 million for the first three months of 2001. A $26 million decrease in net gains from the sales of securities was the primary reason for the decline. At the same time, noninterest income benefited from a $16 million increase in service charges on deposit accounts, attributable largely to strategies implemented in connection with Key's competitiveness improvement initiative.

         Noninterest expense of $661 million for the first quarter of 2002 was down from $698 million reported a year ago. Approximately $20 million of the reduction resulted from the change in accounting for goodwill. The remainder of the decrease was attributable to smaller declines in most of the other major categories of noninterest expense.

ASSET QUALITY

         Key's provision for loan losses was $136 million for the first quarter of 2002, compared with $110 million for the first quarter of last year. Net loan charge-offs totaled $206 million for the quarter, up from $109 million for the first three months of 2001. Included in current year net charge-offs is $70 million related to loans held in a separate run-off portfolio. In 2001, management set apart $490 million of Key's provision for loan losses in connection with the decision to eliminate nonrelationship lending in the leveraged financing and nationally syndicated lending businesses. The resulting segregated allowance is being used to exit approximately $2.7 billion in related commitments (which were moved to the run-off portfolio in May 2001) and for losses incurred in connection with loan sales. Approximately $1.5 billion of these commitments (including $941 million of loans outstanding) were remaining as of March 31, 2002. As write-downs on the run-off portfolio occur over time, Key does not expect to replenish the related allowance.

         The following table summarizes certain asset quality indicators, segregated between Key's continuing and run-off loan portfolios.

ASSET QUALITY INDICATORS

                                                                             Run-off Loan Portfolio and
                                              Continuing Loan Portfolio      Nonreplenishing Allowance       Total Loan Portfolio
                                              --------------------------    ----------------------------   ------------------------
dollars in millions                               1Q02             4Q01       1Q02             4Q01          1Q02         4Q01
-----------------------------------------------------------------------------------------------------------------------------------
Loans outstanding                              $63,015          $62,286       $941           $1,023         $63,956      $63,309
Nonperforming loans at period end                  765              679        208              231             973          910
Net loan charge-offs                               136              133         70               87             206          220
Net loan charge-offs to average loans              .88 %            .84 %      N/M              N/M            1.32 %       1.37 %
Allowance for loan losses                       $1,402           $1,402       $205             $275          $1,607       $1,677
Allowance for loan losses to period-end loans     2.22 %           2.25 %    21.79 %          26.88 %          2.51 %       2.65 %
-----------------------------------------------------------------------------------------------------------------------------------

N/M = Not Meaningful

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 3

         The level of Key's nonperforming loans rose by $63 million during the first quarter, reflecting the placement of two large commercial credits on nonperforming status and a higher level of nonperforming loans in the home equity portfolio. As shown in the preceding table, nonperforming loans in the run-off portfolio totaled $208 million at March 31, 2002, compared with $231 million at the end of last year.

CAPITAL

         Key's capital ratios continued to exceed all "well-capitalized" benchmarks at March 31, 2002. During the first quarter, Key did not repurchase any of its common shares under an authorization that allows for the repurchase of up to 25 million shares. There were 16.8 million shares remaining for repurchase under this authorization as of March 31, 2002.

LINE OF BUSINESS RESULTS

         The table below summarizes the contribution made by each major business group to Key's taxable-equivalent revenue and net income (loss) for the periods presented. The specific lines of business that comprise each of the major business groups are shown in the related discussions that follow and are described under the heading "Line of Business Descriptions."

MAJOR BUSINESS GROUPS

                                                                             PERCENT CHANGE 1Q02 VS.
                                                                          -------------------------------
dollars in millions                        1Q02        4Q01        1Q01            4Q01             1Q01
---------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-----------------------------------
Key Consumer Banking                       $558        $572        $561            (2.4)%            (.5)%
Key Corporate Finance                       341         369         315            (7.6)             8.3
Key Capital Partners                        276         286         296            (3.5)            (6.8)
Other Segments                              (20)        (69)          5           (71.0)          (500.0)
                                     -----------  ----------  ----------  --------------   --------------
     Total segments                       1,155       1,158       1,177             (.3)            (1.9)
Reconciling items                           (10)        (14)        (27)          (28.6)           (63.0)
                                     -----------  ----------  ----------  --------------   --------------
     Total                               $1,145      $1,144      $1,150              .1              (.4)
                                     ===========  ==========  ==========

Net income (loss)
-----------------------------------
Key Consumer Banking                       $102        $106         $99            (3.8)%            3.0 %
Key Corporate Finance                       109         122          85           (10.7)            28.2
Key Capital Partners                         36          35          30             2.9             20.0
Other Segments                               (7)        (35)          9           (80.0)             N/M
                                     -----------  ----------  ----------  --------------   --------------
     Total segments                         240         228         223             5.3              7.6
Reconciling items(a)                         --        (402)         (6)         (100.0)          (100.0)
                                     -----------  ----------  ----------  --------------   --------------
     Total                                 $240       $(174)       $217             N/M             10.6
                                     ===========  ==========  ==========

---------------------------------------------------------------------------------------------------------


(a) In the fourth quarter of 2001, reconciling items include an additional provision for loan losses and a reserve for customer derivative losses. Reconciling items also include charges related to unallocated nonearning assets of corporate support functions.

N/M = Not Meaningful

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 4

KEY CONSUMER BANKING GROUP

                                                                             PERCENT CHANGE 1Q02 VS.
                                                                          -------------------------------
dollars in millions                        1Q02        4Q01        1Q01            4Q01             1Q01
---------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-------------------------------------
Retail Banking                             $312        $329        $325            (5.2)%           (4.0)%
Small Business                               95         100          89            (5.0)             6.7
Indirect Lending                             91          93         106            (2.2)           (14.2)
National Home Equity                         60          50          41            20.0             46.3
                                     -----------  ----------  ----------  --------------   --------------
     Total                                 $558        $572        $561            (2.4)             (.5)
                                     ===========  ==========  ==========

Net income (loss)
-----------------------------------
Retail Banking                             $ 63        $ 65         $59            (3.1)%            6.8 %
Small Business                               28          30          23            (6.7)            21.7
Indirect Lending                             10          10          18              --            (44.4)
National Home Equity                          1           1          (1)             --              N/M
                                     -----------  ----------  ----------  --------------   --------------
     Total                                 $102        $106         $99            (3.8)             3.0
                                     ===========  ==========  ==========

---------------------------------------------------------------------------------------------------------

N/M = Not Meaningful

Additional Key Consumer Banking Data
Average consumer loans -- direct:  $1.3 billion                           National Home Equity avg. loan-to-value ratio: 77%
Average consumer loans -- indirect:  $7.5 billion                         National Home Equity first lien positions: 83%
Average core deposits:  $31.2 billion                                     911 KeyCenters and 2,329 ATMs
450,762 on-line clients (26% penetration)                                 8,458 full-time equivalent employees





         Net income for Key Consumer Banking was $102 million for the first quarter of 2002, up from $99 million in the first quarter of 2001. The increase was attributable to a reduction in noninterest expense, offset in part by a slight decrease in total taxable-equivalent revenue.

         Taxable-equivalent net interest income was essentially unchanged from the first quarter of 2001 as a more favorable interest rate spread on earning assets was offset by a less favorable spread on deposits and by declines in both average loans and deposits outstanding. Noninterest income fell by $3 million, or 3%, due primarily to higher losses incurred on the residual values of leased vehicles in the Indirect Lending line of business. These losses were substantially offset by a $9 million increase in service charges on deposit accounts contributed by the Retail Banking and Small Business lines. This growth resulted from new pricing implemented in mid-2001 in connection with Key's competitiveness improvement initiative. At the same time, noninterest expense was down $8 million, or 2%, from the first three months of 2001. This improvement reflects an approximate $9 million reduction in goodwill amortization, which resulted from the adoption of new accounting guidance on January 1, as well as lower costs for computer processing and software amortization. These reductions were partially offset by higher costs related to personnel, marketing and activities associated with a higher volume of home equity lending.

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 5

KEY CORPORATE FINANCE GROUP

                                                                              PERCENT CHANGE 1Q02 VS.
                                                                           ------------------------------
dollars in millions                        1Q02        4Q01         1Q01           4Q01             1Q01
---------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-----------------------------------
Corporate Banking                          $188        $200         $191           (6.0)%           (1.6)%
National Commercial Real Estate              91         114           82          (20.2)            11.0
National Equipment Finance                   62          55           42           12.7             47.6
                                     -----------  ----------  -----------  -------------    -------------
     Total                                 $341        $369         $315           (7.6)             8.3
                                     ===========  ==========  ===========

Net income
-----------------------------------
Corporate Banking                           $56         $61          $52           (8.2)%            7.7 %
National Commercial Real Estate              32          43           28          (25.6)            14.3
National Equipment Finance                   21          18            5           16.7            320.0
                                     -----------  ----------  -----------  -------------    -------------
     Total                                 $109        $122          $85          (10.7)            28.2
                                     ===========  ==========  ===========
---------------------------------------------------------------------------------------------------------

Additional Key Corporate Finance Data
Average loans and leases: $29.8 billion
Average deposits: $3.2 billion
1,750 full-time equivalent employees

         Net income for Key Corporate Finance was $109 million for the first quarter of 2002, compared with $85 million for the same period last year and $122 million for the fourth quarter of 2001.

         The increase from the year-ago quarter was driven by substantial improvements in both total taxable-equivalent revenue and noninterest expense. Taxable-equivalent net interest income grew by $22 million, or 8%, due primarily to a more favorable interest rate spread on earning assets and an increase in the taxable-equivalent adjustment related to income derived from the equipment leasing portfolio. Noninterest income rose by $4 million, or 8%. In the Corporate Banking line of business, significant increases in income from service charges on deposit accounts and from derivatives more than offset a decrease in non-yield-related loan fees. A $12 million, or 9%, decrease in noninterest expense was driven by lower personnel expense and an approximate $5 million reduction in goodwill amortization resulting from the January 1 adoption of new accounting guidance.

The decline in earnings from the preceding quarter was due partly to seasonality and caused by a decrease in total taxable-equivalent revenue (primarily noninterest income), offset in part by a reduction in noninterest expense. The decrease in noninterest income was attributable largely to lower fee income from the placement of mezzanine funding and the closing of syndication transactions. These are areas in which the volume of business is typically higher in the fourth quarter of the year. Also contributing to the decrease were declines in income from letter of credit and non-yield-related loan fees.

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 6

KEY CAPITAL PARTNERS GROUP

                                                                                  PERCENT CHANGE 1Q02 VS.
                                                                               -------------------------------
dollars in millions                        1Q02        4Q01         1Q01                4Q01             1Q01
--------------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-----------------------------------
Victory Capital Management                 $ 53        $ 52         $ 56                 1.9 %           (5.4)%
High Net Worth                              145         162          159               (10.5)            (8.8)
Capital Markets                              78          72           81                 8.3             (3.7)
                                     -----------  ----------  -----------      --------------   --------------
     Total                                 $276        $286         $296                (3.5)            (6.8)
                                     ===========  ==========  ===========

Net income
-----------------------------------
Victory Capital Management                  $ 8         $ 8          $ 7                  -- %           14.3 %
High Net Worth                               15          19           13               (21.1)            15.4
Capital Markets                              13           8           10                62.5             30.0
                                     -----------  ----------  -----------      --------------   --------------
     Total                                  $36         $35          $30                 2.9             20.0
                                     ===========  ==========  ===========
--------------------------------------------------------------------------------------------------------------

Additional Key Capital Partners Data
Assets under management:  $72.4 billion                                        831 High Net Worth sales personnel
Nonmanaged and brokerage assets:  $77.8 billion                                3,711 full-time equivalent employees

         Net income for Key Capital Partners was $36 million for the first quarter of 2002, up from $30 million in the first quarter of last year. The improvement was attributable to a substantial decrease in noninterest expense, which more than offset a decline in total taxable-equivalent revenue.

         Taxable-equivalent net interest income decreased by a slight $1 million, or 2%, from the first three months of 2001, due primarily to a decline in average time deposits outstanding in the Capital Markets line of business. Also contributing to the reduction was a decline in average loans outstanding, which resulted from the 2001 sale of residential mortgage loans associated with the High Net Worth business. These factors were offset largely by the lower cost of short-term borrowings. A $19 million, or 8%, decrease in noninterest income was attributable mainly to decreases in income from trust and investment services in the Victory Capital Management and High Net Worth lines of business and from derivatives in the Capital Markets line. Noninterest expense decreased by $25 million, or 10%, from the year-ago quarter, due primarily to lower personnel expense and an approximate $6 million reduction that resulted from the change in accounting for goodwill.

OTHER SEGMENTS

         Other Segments includes Treasury, Principal Investing and the net effect of funds transfer pricing. In the first quarter of 2002, this segment generated a net loss of $7 million, compared with net income of $9 million in the same period last year and a net loss of $35 million for the fourth quarter of 2001.

         The decrease in results from the year-ago quarter reflects net securities gains of $25 million ($16 million after tax) recorded by the Treasury unit during the first quarter of 2001. Those gains were partially offset by net losses of $16 million ($10 million after tax) generated by the Principal Investing unit during the same quarter.

         The improvement in results from the preceding quarter was due primarily to net losses of $46 million ($29 million after tax) recorded by the Principal Investing unit during the fourth quarter of 2001.

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 7

LINE OF BUSINESS DESCRIPTIONS

Key Consumer Banking Group

RETAIL BANKING provides individuals with branch-based deposit, investment and credit products and personal finance services.

SMALL BUSINESS provides small businesses with deposit, investment and credit products and business advisory services.

INDIRECT LENDING offers automobile, marine and recreational vehicle (RV) loans to consumers through dealers, and finances inventory for automobile, marine and RV dealers. It also provides education loans, insurance, and interest-free payment plans.

NATIONAL HOME EQUITY provides nonbranch prime and near-prime mortgage and home equity loan products to individuals. It also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Key Corporate Finance Group

CORPORATE BANKING provides financing, cash and investment management and business advisory services to middle-market companies and large corporations.

NATIONAL COMMERCIAL REAL ESTATE provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors.

NATIONAL EQUIPMENT FINANCE meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with equipment financing options for their clients. Lease financing receivables and related revenues are assigned to Corporate Banking or National Commercial Real Estate if one of those businesses is principally responsible for the relationship with the client.

Key Capital Partners Group

VICTORY CAPITAL MANAGEMENT manages or advises investment portfolios, nationally, for corporations, labor unions, not-for-profit organizations, governments and individuals--in separate accounts, commingled funds and the Victory family of 27 mutual funds. It also provides administrative services for retirement plans.

HIGH NET WORTH offers financial, estate and retirement planning and asset management services. Its solutions address clients' banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

CAPITAL MARKETS offers investment banking, capital raising, hedging strategies, trading and financial strategies to public and privately held companies, institutions and government organizations.

         Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $81 billion. Key companies provide investment management, retail and commercial banking, retirement, consumer finance, and investment banking products and services to individuals and companies throughout the United States and,

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 8

for certain businesses, internationally. The company's businesses deliver their products and services through KeyCenters and offices; a network of more than 2,300 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com(R) that provides account access and financial products 24 hours a day.

NOTES TO EDITORS:
A live Internet broadcast of KeyCorp's conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts' questions can be accessed through the Investor Relations section at WWW.KEY.COM/IR at 10:00 a.m. ET, on Wednesday, April 17, 2002. A tape of the call will be available until Wednesday, April 23.

For up-to-date company information, media contacts and facts and figures about Key's lines of business visit our Media Newsroom at www.KEY.COM/NEWSROOM.

------------------------------------------------------------------------------

This news release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued weakness in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.
-------------------------------------------------------------------------------

                                     ###

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 9

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                                                   THREE MONTHS ENDED
                                                                  -----------------------------------------------------
                                                                    3-31-02             12-31-01            3-31-01
                                                                  -------------       -------------       -------------
Summary of operations
     Net interest income (taxable equivalent)                            $ 702               $ 726               $ 695
     Noninterest income                                                    443                 418                 455
                                                                  -------------       -------------       -------------
        Total revenue (taxable equivalent)                               1,145               1,144               1,150
     Provision for loan losses                                             136                 723                 110
     Noninterest expense                                                   661                 702                 698
     Net income (loss)                                                     240                (174)                217

PER COMMON SHARE
     Net income (loss)                                                   $ .56               $(.41)              $ .51
     Net income (loss) -- assuming dilution                                .56                (.41)                .51
     Cash dividends paid                                                   .30                .295                .295
     Book value at period end                                            15.05               14.52               15.79
     Market price at period end                                          26.65               24.34               25.80

AT PERIOD END
     Full-time equivalent employees                                     21,076              21,230              21,882
     Branches                                                              911                 911                 922

PERFORMANCE RATIOS
     Return on average total assets                                       1.20 %              (.84)%              1.02 %
     Return on average equity                                            15.53              (10.57)              13.28
     Net interest margin (taxable equivalent)                             3.93                3.98                3.63

CAPITAL RATIOS AT PERIOD END
     Equity to assets                                                     7.87 %              7.60 %              7.75 %
     Tangible equity to tangible assets                                   6.57                6.29                6.29
     Tier 1 risk-based capital(a)                                         7.85                7.43                7.99
     Total risk-based capital(a)                                         11.94               11.41               12.32
     Leverage(a)                                                          8.15                7.65                7.79

ASSET QUALITY
     Net loan charge-offs                                                 $206                $220                $109
     Net loan charge-offs to average loans                                1.32 %              1.37 %               .66 %
     Allowance for loan losses                                          $1,607              $1,677              $1,001
     Allowance for loan losses to period-end loans                        2.51 %              2.65 %              1.49 %
     Allowance for loan losses to nonperforming loans                   165.16              184.29              140.39
     Nonperforming loans at period end                                   $ 973                $910                $713
     Nonperforming assets at period end                                  1,012                 947                 740
     Nonperforming loans to period-end loans                              1.52 %              1.44 %              1.06 %
     Nonperforming assets to period-end loans plus
        OREO and other nonperforming assets                               1.58                1.49                1.10

Taxable-equivalent adjustment                                              $48                 $26                  $7

 (a) 3-31-02 ratio is estimated.

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 10

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)


                                                                                3-31-02            12-31-01            3-31-01
                                                                              -------------      --------------      -------------
Assets
     Loans                                                                         $63,956             $63,309            $67,027
     Investment securities                                                           1,144               1,119              1,208
     Securities available for sale                                                   5,795               5,346              6,900
     Short-term investments                                                          1,487               1,898              1,892
                                                                              -------------      --------------      -------------
        Total earning assets                                                        72,382              71,672             77,027
     Allowance for loan losses                                                      (1,607)             (1,677)            (1,001)
     Cash and due from banks                                                         2,483               2,891              2,484
     Premises and equipment                                                            663                 687                703
     Goodwill                                                                        1,101               1,101              1,311
     Other intangible assets                                                            28                  31                 40
     Corporate-owned life insurance                                                  2,334               2,313              2,241
     Accrued income and other assets                                                 3,975               3,920              3,652
                                                                              -------------      --------------      -------------
        TOTAL ASSETS                                                               $81,359             $80,938            $86,457
                                                                              =============      ==============      =============



LIABILITIES
     Deposits in domestic offices:
        Noninterest-bearing                                                         $8,688              $9,667             $8,329
        Interest-bearing                                                            33,284              33,529             36,152
     Deposits in foreign office-- interest-bearing                                   1,261               1,599              1,484
                                                                              -------------      --------------      -------------
        Total deposits                                                              43,233              44,795             45,965
     Federal funds purchased and securities
        sold under repurchase agreements                                             7,338               3,735              4,463
     Bank notes and other short-term borrowings                                      3,174               5,549              8,721
     Accrued expense and other liabilities                                           4,683               4,862              4,803
     Long-term debt                                                                 15,256              14,554             14,495
     Capital securities of subsidiary trusts                                         1,273               1,288              1,308
                                                                              -------------      --------------      -------------
        TOTAL LIABILITIES                                                           74,957              74,783             79,755


SHAREHOLDERS' EQUITY                                                                 6,402               6,155              6,702


                                                                              -------------      --------------      -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $81,359             $80,938            $86,457
                                                                              =============      ==============      =============

Common shares outstanding (000)                                                    425,454             424,005            424,414

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 11

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)

                                                                                              THREE MONTHS ENDED
                                                                      ------------------------------------------------------------
                                                                          3-31-02               12-31-01              3-31-01
                                                                      ----------------      -----------------      ---------------
INTEREST INCOME                                                                $1,092                 $1,210               $1,570

INTEREST EXPENSE                                                                  438                    510                  882

                                                                      ----------------      -----------------      ---------------
NET INTEREST INCOME                                                               654                    700                  688
Provision for loan losses                                                         136                    723                  110
                                                                      ----------------      -----------------      ---------------
                                                                                  518                    (23)                 578

NONINTEREST INCOME
     Trust and investment services income                                         135                    137                  141
     Investment banking and capital markets income                                 72                      6                   65
     Service charges on deposit accounts                                          100                    106                   84
     Corporate-owned life insurance income                                         26                     32                   27
     Letter of credit and loan fees                                                28                     38                   29
     Net securities gains (losses)                                                 --                     (1)                  26
     Other income                                                                  82                    100                   83
                                                                      ----------------      -----------------      ---------------
        Total noninterest income                                                  443                    418                  455

NONINTEREST EXPENSE
     Personnel                                                                    363                    335                  364
     Net occupancy                                                                 57                     59                   57
     Computer processing                                                           54                     65                   62
     Equipment                                                                     34                     37                   38
     Marketing                                                                     26                     25                   27
     Amortization of intangibles                                                    3                     23                   26
     Professional fees                                                             21                     25                   18
     Restructuring charges                                                         (1)                    --                   (4)
     Other expense                                                                104                    133                  110
                                                                      ----------------      -----------------      ---------------
        Total noninterest expense                                                 661                    702                  698
                                                                      ----------------      -----------------      ---------------

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                                         300                   (307)                 335
     Income taxes                                                                  60                   (133)                 117
                                                                      ----------------      -----------------      ---------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                       240                   (174)                 218
Cumulative effect of accounting change, net of tax                                 --                     --                   (1)
                                                                      ----------------      -----------------      ---------------

NET INCOME (LOSS)                                                               $ 240                  $(174)               $ 217
                                                                      ================      =================      ===============

Per common share
Income (loss) before cumulative effect of accounting change                      $.56                  $(.41)                $.51
Net income (loss)                                                                 .56                   (.41)                 .51

Per common share-assuming dilution
Income (loss) before cumulative effect of accounting change                      $.56                  $(.41)                $.51
Net income (loss)                                                                 .56                   (.41)                 .51

Weighted average common shares outstanding (000)                              424,855                423,596              424,024
Weighted average common shares and potential
    common shares outstanding (000)                                           430,019                428,280              429,917

Taxable-equivalent adjustment                                                     $48                    $26                   $7

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 12

    CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                              (dollars in millions)


                                                                                FIRST QUARTER 2002
                                                      ------------------------------------------------------------------------
                                                                AVERAGE
                                                                BALANCE                INTEREST               YIELD/RATE
                                                      ------------------------------------------------------------------------
ASSETS
 Loans: (a,b)
 Commercial, financial and agricultural                              $18,016                    $242                     5.44 %
 Real estate -- commercial mortgage                                    6,598                      93                     5.74
 Real estate -- construction                                           5,856                      72                     5.01
 Commercial lease financing                                            7,275                     132                     7.25
                                                      -----------------------   ---------------------  -----------------------
    Total commercial loans                                            37,745                     539                     5.77
 Real estate -- residential                                            2,241                      41                     7.21
 Home equity                                                          11,863                     212                     7.26
 Consumer -- direct                                                    2,289                      46                     8.14
 Consumer -- indirect lease financing                                  1,852                      41                     8.74
 Consumer -- indirect other                                            5,231                     120                     9.21
                                                      -----------------------   ---------------------  -----------------------
    Total consumer loans                                              23,476                     460                     7.89
 Loans held for sale                                                   2,267                      32                     5.70
                                                      -----------------------   ---------------------  -----------------------
    Total loans                                                       63,488                   1,031                     6.55
 Taxable investment securities                                           916                       6                     2.43
 Tax-exempt investment securities (a)                                    219                       5                     8.52
                                                      -----------------------   ---------------------  -----------------------
    Total investment securities                                        1,135                      11                     3.61
 Securities available for sale (a,c)                                   5,317                      89                     6.76
 Short-term investments                                                2,041                       9                     1.76
                                                      -----------------------   ---------------------  -----------------------
    Total earning assets                                              71,981                   1,140                     6.38
 Allowance for loan losses                                            (1,657)
 Accrued income and other assets                                      10,547
                                                      -----------------------
    TOTAL ASSETS                                                     $80,871
                                                      =======================


LIABILITIES
 Money market deposit accounts                                       $12,659                      30                      .95
 Savings deposits                                                      1,947                       3                      .71
 NOW accounts                                                            715                       2                     1.03
 Certificates of deposit ($100,000 or more)(d)                         4,516                      57                     5.10
 Other time deposits                                                  13,443                     149                     4.51
 Deposits in foreign office                                            2,136                       9                     1.69
                                                      -----------------------   ---------------------  -----------------------
    Total interest-bearing deposits                                   35,416                     250                     2.86
 Federal funds purchased and securities
   sold under repurchase agreements                                    5,584                      23                     1.70
 Bank notes and other short-term borrowings(d)                         4,028                      27                     2.68
 Long-term debt, including capital securities(d,e)                    16,103                     138                     3.46
                                                      -----------------------   ---------------------  -----------------------
    Total interest-bearing liabilities                                61,131                     438                     2.90
                                                      -----------------------   ---------------------  -----------------------
 Noninterest-bearing deposits                                          8,553
 Accrued expense and other liabilities                                 4,918
                                                      -----------------------
    Total liabilities                                                 74,602

SHAREHOLDERS' EQUITY                                                   6,269

                                                     -----------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $80,871
                                                     =======================

Interest rate spread (TE)                                                                                                3.48 %
                                                                                                        =======================
Net interest income (TE) and net
    interest margin (TE)                                                                        $702                     3.93 %
                                                                                =====================   =======================
Capital securities                                                    $1,298                     $21
Taxable-equivalent adjustment(a)                                                                  48




                                                                                   FOURTH QUARTER 2001
                                                       ----------------------------------------------------------------------------
                                                                 AVERAGE
                                                                 BALANCE                   INTEREST                YIELD/RATE
                                                       ----------------------------------------------------------------------------
ASSETS
 Loans: (a,b)
 Commercial, financial and agricultural                               $18,462                       $271                      5.83 %
 Real estate -- commercial mortgage                                     6,737                        106                      6.23
 Real estate -- construction                                            5,971                         85                      5.65
 Commercial lease financing                                             7,109                        128                      7.18
                                                       -----------------------      ---------------------   -----------------------
    Total commercial loans                                             38,279                        590                      6.12
 Real estate -- residential                                             2,384                         44                      7.46
 Home equity                                                           11,046                        217                      7.82
 Consumer -- direct                                                     2,361                         52                      8.66
 Consumer -- indirect lease financing                                   2,210                         47                      8.55
 Consumer -- indirect other                                             5,359                        128                      9.51
                                                       -----------------------      ---------------------   -----------------------
    Total consumer loans                                               23,360                        488                      8.32
 Loans held for sale                                                    2,113                         34                      6.48
                                                       -----------------------      ---------------------   -----------------------
    Total loans                                                        63,752                      1,112                      6.94
 Taxable investment securities                                            904                          4                      1.86
 Tax-exempt investment securities (a)                                     241                          6                      8.69
                                                       -----------------------      ---------------------   -----------------------
    Total investment securities                                         1,145                         10                      3.30
 Securities available for sale (a,c)                                    6,120                        103                      6.78
 Short-term investments                                                 1,689                         11                      2.55
                                                       -----------------------      ---------------------   -----------------------
    Total earning assets                                               72,706                      1,236                      6.76
 Allowance for loan losses                                             (1,159)
 Accrued income and other assets                                       10,920
                                                       -----------------------
    TOTAL ASSETS                                                      $82,467
                                                       =======================

LIABILITIES
 Money market deposit accounts                                        $12,396                         37                      1.20
 Savings deposits                                                       1,911                          4                       .79
 NOW accounts                                                             653                          2                      1.26
 Certificates of deposit ($100,000 or more)(d)                          4,788                         61                      5.08
 Other time deposits                                                   13,659                        169                      4.91
 Deposits in foreign office                                             2,418                         14                      2.21
                                                       -----------------------      ---------------------   -----------------------
    Total interest-bearing deposits                                    35,825                        287                      3.18
 Federal funds purchased and securities
   sold under repurchase agreements                                     4,272                         24                      2.20
 Bank notes and other short-term borrowings(d)                          5,563                         42                      2.99
 Long-term debt, including capital securities (d,e)                    16,167                        157                      3.88
                                                       -----------------------      ---------------------   -----------------------
    Total interest-bearing liabilities                                 61,827                        510                      3.28
                                                       -----------------------      ---------------------   -----------------------
 Noninterest-bearing deposits                                           8,750
 Accrued expense and other liabilities                                  5,359
                                                       -----------------------
    Total liabilities                                                  75,936

SHAREHOLDERS' EQUITY                                                    6,531

                                                      -----------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $82,467
                                                      =======================

Interest rate spread (TE)                                                                                                     3.48 %
                                                                                                            =======================
Net interest income (TE) and net
    interest margin (TE)                                                                            $726                      3.98 %
                                                                                    =====================   =======================
Capital securities                                                     $1,333                        $21
Taxable-equivalent adjustment(a)                                                                      26






                                                                                FIRST QUARTER 2001
                                                     -------------------------------------------------------------------------
                                                               AVERAGE
                                                               BALANCE                INTEREST                YIELD/RATE
                                                     -------------------------------------------------------------------------
ASSETS
 Loans: (a,b)
 Commercial, financial and agricultural                             $20,025                   $ 406                      8.22 %
 Real estate -- commercial mortgage                                   6,897                     147                      8.63
 Real estate -- construction                                          5,273                     117                      9.03
 Commercial lease financing                                           7,102                     125                      7.07
                                                     -----------------------   ---------------------   -----------------------
    Total commercial loans                                           39,297                     795                      8.19
 Real estate -- residential                                           4,172                      81                      7.74
 Home equity                                                         10,086                     233                      9.38
 Consumer -- direct                                                   2,480                      64                     10.43
 Consumer -- indirect lease financing                                 2,936                      59                      8.02
 Consumer -- indirect other                                           5,673                     136                      9.58
                                                     -----------------------   ---------------------   -----------------------
    Total consumer loans                                             25,347                     573                      9.10
 Loans held for sale                                                  2,389                      54                      9.09
                                                     -----------------------   ---------------------   -----------------------
    Total loans                                                      67,033                   1,422                      8.57
 Taxable investment securities                                          892                       7                      3.24
 Tax-exempt investment securities (a)                                   317                       8                      8.83
                                                     -----------------------   ---------------------   -----------------------
    Total investment securities                                       1,209                      15                      4.70
 Securities available for sale (a,c)                                  7,026                     120                      6.87
 Short-term investments                                               1,604                      20                      5.00
                                                     -----------------------   ---------------------   -----------------------
    Total earning assets                                             76,872                   1,577                      8.28
 Allowance for loan losses                                           (1,006)
 Accrued income and other assets                                     10,458
                                                     -----------------------
    TOTAL ASSETS                                                    $86,324
                                                      =======================

LIABILITIES
 Money market deposit accounts                                      $12,070                      95                      3.17
 Savings deposits                                                     1,993                       7                      1.34
 NOW accounts                                                           602                       2                      1.54
 Certificates of deposit ($100,000 or more)(d)                        5,994                      92                      6.25
 Other time deposits                                                 15,011                     224                      6.06
 Deposits in foreign office                                           2,869                      40                      5.64
                                                     -----------------------   ---------------------   -----------------------
    Total interest-bearing deposits                                  38,539                     460                      4.84
 Federal funds purchased and securities
   sold under repurchase agreements                                   5,263                      70                      5.39
 Bank notes and other short-term borrowings(d)                        7,532                     105                      5.67
 Long-term debt, including capital securities(d,e)                   15,412                     247                      6.58
                                                     -----------------------   ---------------------   -----------------------
    Total interest-bearing liabilities                               66,746                     882                      5.38
                                                     -----------------------   ---------------------   -----------------------
 Noninterest-bearing deposits                                         8,185
 Accrued expense and other liabilities                                4,766
                                                     -----------------------
    Total liabilities                                                79,697

SHAREHOLDERS' EQUITY                                                  6,627

                                                     -----------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $86,324
                                                     =======================

Interest rate spread (TE)                                                                                                2.90 %
                                                                                                        ======================
Net interest income (TE) and net
    interest margin (TE)                                                                      $ 695                      3.63 %
                                                                                ====================    ======================
Capital securities                                                   $1,307                     $24
Taxable-equivalent adjustment(a)                                                                  7






(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)     Yield is calculated on the basis of amortized cost.

(d) Rate calculation excludes basis adjustments related to fair value hedges.

(e)     Rate calculation excludes ESOP debt.

TE = Taxable Equivalent

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 13

                            LINE OF BUSINESS RESULTS
                              (dollars in millions)

KEY CONSUMER BANKING GROUP
                                                                                                       PERCENT CHANGE 1Q02 VS.
                                                                                                     ------------------------------
                                                       1Q02             4Q01             1Q01            4Q01             1Q01
                                                   --------------   -------------    -------------   --------------   -------------
SUMMARY OF OPERATIONS
     Net interest income (TE)                               $442            $459             $442             (3.7)%            -- %
     Noninterest income                                      116             113              119              2.7            (2.5)
                                                   --------------   -------------    -------------   --------------   -------------
     Total revenue (TE)                                      558             572              561             (2.4)            (.5)
     Provision for loan losses(a)                             62              53               55             17.0            12.7
     Noninterest expense                                     333             344              341             (3.2)           (2.3)
                                                   --------------   -------------    -------------   --------------   -------------
     Income before income taxes (TE)                         163             175              165             (6.9)           (1.2)
     Allocated income taxes and
       taxable-equivalent adjustments                         61              69               66            (11.6)           (7.6)
                                                   --------------   -------------    -------------   --------------   -------------
     Net income                                             $102            $106              $99             (3.8)            3.0
                                                   ==============   =============    =============

     Percent of consolidated net income                       43  %          N/M               46  %           N/A             N/A

AVERAGE BALANCES
     Loans                                               $27,248         $26,801          $28,025              1.7 %          (2.8)%
     Total assets                                         29,421          29,455           30,887              (.1)           (4.7)
     Deposits                                             34,286          34,516           36,103              (.7)           (5.0)

OTHER FINANCIAL DATA
     Net loan charge-offs(a)                                 $78            $116              $68            (32.8)%          14.7 %
     Return on average allocated equity                    21.09  %        20.27  %         17.09  %           N/A             N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Retail Banking
     Total revenue (TE)                                     $312            $329             $325             (5.2)%          (4.0)%
     Provision for loan losses(a)                             13              12               12              8.3             8.3
     Noninterest expense                                     198             210              215             (5.7)           (7.9)
     Net income                                               63              65               59             (3.1)            6.8
     Net loan charge-offs(a)                                  14              13               13              7.7             7.7
     Return on average allocated equity                    48.65  %        46.61  %         38.59  %           N/A             N/A
     Full-time equivalent employees                        6,038           6,057            6,357              (.3)           (5.0)

Small Business
     Total revenue (TE)                                      $95            $100              $89             (5.0)%           6.7 %
     Provision for loan losses(a)                              9               9                9               --              --
     Noninterest expense                                      41              43               42             (4.7)           (2.4)
     Net income                                               28              30               23             (6.7)           21.7
     Net loan charge-offs(a)                                  15              12                9             25.0            66.7
     Return on average allocated equity                    37.82  %        36.47  %         27.68  %           N/A             N/A
     Full-time equivalent employees                          259             253              275              2.4            (5.8)

Indirect Lending
     Total revenue (TE)                                      $91             $93             $106             (2.2)%         (14.2)%
     Provision for loan losses(a)                             28              25               28             12.0              --
     Noninterest expense                                      48              50               49             (4.0)           (2.0)
     Net income                                               10              10               18               --           (44.4)
     Net loan charge-offs(a)                                  38              45               43            (15.6)          (11.6)
     Return on average allocated equity                     5.74  %         5.77  %          7.30  %           N/A             N/A
     Full-time equivalent employees                          753             768              806             (2.0)           (6.6)

National Home Equity
     Total revenue (TE)                                      $60             $50              $41             20.0 %          46.3 %
     Provision for loan losses(a)                             12               7                6             71.4           100.0
     Noninterest expense                                      46              41               35             12.2            31.4
     Net income (loss)                                         1               1               (1)              --             N/M
     Net loan charge-offs(a)                                  11              46                3            (76.1)          266.7
     Return on average allocated equity                     1.21  %          .59  %          (.48) %           N/A             N/A
     Full-time equivalent employees                        1,408           1,409            1,245              (.1)           13.1

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 14


                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)

KEY CORPORATE FINANCE GROUP
                                                                                                      PERCENT CHANGE 1Q02 VS.
                                                                                                    -----------------------------
                                                      1Q02             4Q01            1Q01             4Q01            1Q01
                                                  --------------   -------------   -------------    -------------   -------------
SUMMARY OF OPERATIONS
     Net interest income (TE)                              $284            $284            $262               -- %           8.4 %
     Noninterest income                                      57              85              53            (32.9)            7.5
                                                  --------------   -------------   -------------    -------------   -------------
     Total revenue (TE)                                     341             369             315             (7.6)            8.3
     Provision for loan losses(a)                            45              42              43              7.1             4.7
     Noninterest expense                                    122             130             134             (6.2)           (9.0)
                                                  --------------   -------------   -------------    -------------   -------------
     Income before income taxes (TE)                        174             197             138            (11.7)           26.1
     Allocated income taxes and
       taxable-equivalent adjustments                        65              75              53            (13.3)           22.6
                                                  --------------   -------------   -------------    -------------   -------------
     Net income                                            $109            $122             $85            (10.7)           28.2
                                                  ==============   =============   =============

     Percent of consolidated net income                      45  %          N/M              39  %           N/A             N/A

AVERAGE BALANCES
     Loans                                              $29,829         $30,674         $31,308             (2.8)%          (4.7)%
     Total assets                                        31,065          32,310          32,766             (3.9)           (5.2)
     Deposits                                             3,156           3,268           3,083             (3.4)            2.4

OTHER FINANCIAL DATA
     Net loan charge-offs(a)                               $121            $101             $41             19.8 %         195.1 %
     Return on average allocated equity                   15.80  %        17.42  %        12.49  %           N/A             N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Corporate Banking
     Total revenue (TE)                                    $188            $200            $191             (6.0)%          (1.6)%
     Provision for loan losses(a)                            25              22              24             13.6             4.2
     Noninterest expense                                     73              80              83             (8.8)          (12.0)
     Net income                                              56              61              52             (8.2)            7.7
     Net loan charge-offs(a)                                104              68              37             52.9           181.1
     Return on average allocated equity                   13.70  %        15.29  %        12.79  %           N/A             N/A
     Full-time equivalent employees                         638             653             754             (2.3)          (15.4)

National Commercial Real Estate
     Total revenue (TE)                                     $91            $114             $82            (20.2)%          11.0 %
     Provision for loan losses(a)                            11              11              10               --            10.0
     Noninterest expense                                     29              34              27            (14.7)            7.4
     Net income                                              32              43              28            (25.6)           14.3
     Net loan charge-offs(a)                                  3               5               2            (40.0)           50.0
     Return on average allocated equity                   17.84  %        21.71  %        16.37  %           N/A             N/A
     Full-time equivalent employees                         503             492             481              2.2             4.6

National Equipment Finance
     Total revenue (TE)                                     $62             $55             $42             12.7 %          47.6 %
     Provision for loan losses(a)                             9               9               9               --              --
     Noninterest expense                                     20              16              24             25.0           (16.7)
     Net income                                              21              18               5             16.7           320.0
     Net loan charge-offs(a)                                 14              28               2            (50.0)          600.0
     Return on average allocated equity                   20.76  %        17.45  %         5.12  %           N/A             N/A
     Full-time equivalent employees                         609             658             685             (7.4)          (11.1)

KEYCORP REPORTS FIRST QUARTER 2002 EARNINGS
APRIL 17, 2002
PAGE 15

                      Line of Business Results (continued)
                              (dollars in millions)

KEY CAPITAL PARTNERS GROUP
                                                                                                     PERCENT CHANGE 1Q02 VS.
                                                                                                  ------------------------------
                                                    1Q02             4Q01             1Q01            4Q01             1Q01
                                                --------------   -------------    -------------   --------------   -------------
SUMMARY OF OPERATIONS
     Net interest income (TE)                             $52             $57              $53             (8.8)%          (1.9)%
     Noninterest income                                   224             229              243             (2.2)           (7.8)
                                                --------------   -------------    -------------   --------------   -------------
     Total revenue (TE)                                   276             286              296             (3.5)           (6.8)
     Provision for loan losses(a)                           2               2                3               --           (33.3)
     Noninterest expense                                  216             225              241             (4.0)          (10.4)
                                                --------------   -------------    -------------   --------------   -------------
     Income before income taxes (TE)                       58              59               52             (1.7)           11.5
     Allocated income taxes and
       taxable-equivalent adjustments                      22              24               22             (8.3)             --
                                                --------------   -------------    -------------   --------------   -------------
     Net income                                           $36             $35              $30              2.9            20.0
                                                ==============   =============    =============

     Percent of consolidated net income                    15  %          N/M               14  %           N/A             N/A

AVERAGE BALANCES
     Loans                                             $4,781          $4,575           $5,561              4.5 %         (14.0)%
     Total assets                                       8,089           8,423            9,069             (4.0)          (10.8)
     Deposits                                           3,675           3,648            3,904               .7            (5.9)

OTHER FINANCIAL DATA
     Net loan charge-offs(a)                               $3              $1               $1            200.0 %         200.0 %
     Return on average allocated equity                 15.46  %        13.85  %         11.39  %           N/A             N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Victory Capital Management
     Total revenue (TE)                                   $53             $52              $56              1.9 %          (5.4)%
     Provision for loan losses(a)                          --              --               --               --              --
     Noninterest expense                                   40              39               45              2.6           (11.1)
     Net income                                             8               8                7               --            14.3
     Net loan charge-offs(a)                               --              --               --               --              --
     Return on average allocated equity                 27.96  %        24.35  %         19.63  %           N/A             N/A
     Full-time equivalent employees                       465             473              476             (1.7)           (2.3)

High Net Worth
     Total revenue (TE)                                  $145            $162             $159            (10.5)%          (8.8)%
     Provision for loan losses(a)                           2               2                3               --           (33.3)
     Noninterest expense                                  119             128              133             (7.0)          (10.5)
     Net income                                            15              19               13            (21.1)           15.4
     Net loan charge-offs(a)                                3               1                1            200.0           200.0
     Return on average allocated equity                 13.59  %        15.96  %         10.13  %           N/A             N/A
     Full-time equivalent employees                     2,706           2,768            2,845             (2.2)           (4.9)

Capital Markets
     Total revenue (TE)                                   $78             $72              $81              8.3 %          (3.7)%
     Provision for loan losses(a)                          --              --               --               --              --
     Noninterest expense                                   57              58               63             (1.7)           (9.5)
     Net income                                            13               8               10             62.5            30.0
     Net loan charge-offs(a)                               --              --               --               --              --
     Return on average allocated equity                 13.62  %         7.94  %         10.32  %           N/A             N/A
     Full-time equivalent employees                       540             541              559              (.2)           (3.4)

 (a) Key's management accounting system utilizes a methodology for loan loss provisioning by line of business that reflects credit quality expectations within each line of business over a normal business cycle. The "normalized provision for loan losses" assigned to each line as a result of this methodology does not necessarily coincide with net loan charge-offs at any given point in the cycle.

 N/M = Not Meaningful

 N/A = Not Applicable

 TE  = Taxable Equivalent